Exhibit 10.2

QEP MIDSTREAM PARTNERS, LP
2013 LONG-TERM INCENTIVE PLAN COMMON UNIT AGREEMENT

Pursuant to this Common Unit Agreement, dated as of [ ] (this "Agreement"), QEP Midstream Partners GP, LLC (the "Company"), as the general partner of QEP Midstream Partners, LP (the "Partnership"), hereby grants to [ ] (the "Participant") the following Unit Award pursuant and subject to the terms and conditions of this Agreement and the QEP Midstream Partners, LP 2013 Long-Term Incentive Plan (the "Plan"), the terms and conditions of which are hereby incorporated into this Agreement by reference. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this
Award are as follows:

Number of Units: [ ]

Grant Date: [ ]

Vesting of Units: All Units subject to the Unit Award are fully vested as of the Grant Date.

TERMS AND CONDITIONS OF UNITS

1. Grant; Consideration. The Company hereby grants to the Participant, as of the Grant Date, an award of Units as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement and the Plan.

2.     Tax Withholding. The Participant shall be solely responsible for all applicable income and self-employment taxes and other wage deductions incurred in connection with the grant or disposition of the Units subject to this Agreement. Unless required to do so by applicable law, the Company and its Affiliates shall not pay or withhold any federal, state, local, foreign or other taxes of any kind with respect thereto.

3.     Distribution of Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units issued pursuant to this Agreement and all Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange

Commission, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

4.     Partnership Agreement. The Units granted hereunder shall be subject to the terms of the Plan and the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on his or her part, (i) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.

5.     No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from his services free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof.

6.     Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

7.     Tax Consultation. None of the Board, the Committee, the Company nor the Partnership has made any warranty or representation to the Participant with respect to the income tax consequences of the issuance or disposition of the Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Units granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Units.

8.     Lock-Up Agreement The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended in the discretion of the Company for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor or other applicable rule.

9.     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.     Adjustments; Clawback. The Participant acknowledges that the Units are subject to modification and termination in certain events as provided in this Agreement and Section 7 of the Plan. The Participant further acknowledges that the Units issuable hereunder are subject to clawback as provided in Section 8(o) of the Plan.

11.     Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership.
Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

12. Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

13.     Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

By accepting this Agreement and the Common Units granted hereunder, the Participant is deemed to understand and agree that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. By accepting this Agreement and the Common Units granted hereunder, the Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of Common Units.

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